Exhibit 99.1




MOK, SHEN & COMPANY
Certified Public Accountants




                     INDEPENDENT AUDITORS' REPORT



Board of Directors
Arescom Inc.
Fremont, California

We have audited the accompanying balance sheet of Arescom Inc. as of June 30, 1997 and the related statements of loss, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted out audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Arescom Inc. as of June 30, 1997, and the results of its operations and its cash flows for the year ended in conformity with generally accepted accounting principles.



Mok, Shen & Company
December 20, 1999






                               ARESCOM INC.
                              BALANCE SHEET
                              JUNE 30, 1997


                                 ASSETS

CURRENT ASSETS:
 Cash .....................................               $ 655,878
 Accounts Receivable.......................                  66,735
 Inventories (Note 2) .....................               1,002,309
 Employee Advances ........................                     968
 Other current assets......................                   3,934
                                                        -----------
  Total current assets ....................               1,729,824

Property and Equipment (Note 2)
 Furniture and fixtures ...................                  90,887
 Equipment ................................                 259,344
 Software and other fixed assets...........                  90,191
 Leasehold improvement ....................                  20,211
 Less: accumulated depreciation............                (50,397)
                                                         ----------
  Total property and equipment, net........                 410,236

Other Assets:
 Deposits .................................                  57,288
 Organization cost ........................                   1,959
 Less accumulated amortization ............                   (359)
 Life insurance ...........................                  11,000
                                                          ----------
  Total other assets ......................                  69,888

Total Assets ..............................              $2,209,948
                                                        ===========


               LIABILITIES AND STOCKHOLDERS' EQUITY


Current Liabilities:
 Accounts payable .........................                 $96,552
 Sales tax payable ........................                     725
 Customer deposit .........................                   8,750
                                                          ----------
  Total current liabilities ...............                 106,027

Stockholders' Equity:
  Common stock, no par value; 50 million shares
   authorized, 22,000,000 shares issued and
   outstanding ............................               3,891,600
  Retained earnings .......................             (1,787,679)
                                                        -----------
   Total Stockholders' Equity .............               2,103,921


Total Liabilities and Stockholders' Equity..             $2,209,948
                                                        ===========





     See accompanying independent accounts' audit report and notes to financial statements






                             ARESCOM INC.
                           STATEMENT OF LOSS
                     FOR THE YEAR ENDED JUNE 30, 1997



Sales .....................................             $    90,060
Cost of sales .............................                  77,374
                                                        ------------
Gross Profit ..............................                  19,686

Operating Expenses:
 Selling, general and administrative expenses             1,664,118
 Research and development .................                  89,874
                                                        -----------
   Total operating expenses ...............               1,753,992

Operating Loss ............................             (1,734,306)

Other income (expenses):
 Interest income ..........................                  60,900
 Other income .............................                  21,599
 Other expenses ...........................                 (9,298)
 Gain/loss on sale of assets ..............                 (1,507)
                                                        -----------
  Total other income (expenses) ...........                  71,694

State income tax provision ................                 (1,600)

Net loss ..................................           $ (1,664,212)
                                                     ==============





      See accompanying independent accounts' audit report and notes to financial statements






                               ARESCOM INC.
                 STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                                JUNE 30, 1997


                                   Common Stock      Retained Earnings        Total
                                 -----------------  --------------------   -----------
Balance, July 1, 1996 ......      $ 1,821,600           $  (123,467)       $ 1,698,133

Issuance of common stock ...        2,070,000                    ---         2,070,000

Current year loss ..........               ---           (1,664,212)       (1,664,212)
                                 -----------------   -------------------  --------------
Balance, June 30, 1997......      $ 3,891,600          $ (1,787,679)       $ 2,103,921







           See accompanying independent accounts' audit report and notes to financial statements






                                 ARESCOM INC.
                           STATEMENT OF CASH FLOWS
                       FOR THE YEAR ENDED JUNE 30, 1997


Cash flows from operating activities:

Net Loss ..................................           $ (1,664,212)

Adjustments to reconcile net loss to net cash
Used by operating activities:
 Depreciation and amortization ............                  54,714
 Loss on sale of assets ...................                   1,507
 Decrease (increase) in:
  Accounts receivable .....................                (66,735)
  Inventories .............................             (1,002,309)
  Employee advances .......................                   (968)
  Other current assets ....................                 (3,934)
  Deposits ................................                (47,293)
  Life insurance ..........................                (11,000)
 Increase (decrease) in:
  Accounts payable ........................                  83,896
  Other payable ...........................                     725
  Customer deposit ........................                   8,750
                                                       ------------
Net cash used in operating activities......             (2,646,859)

Cash flows from investing activities:
 Sale of furniture and fixtures ...........                   5,464
 Additions to furniture and fixtures ......                (83,228)
 Additions to equipment ...................               (158,322)
 Additions to other fixed assets ..........                (56,789)
 Additions to leasehold improvement .......                (20,211)
                                                       ------------
Net cash used in investing activities .....               (313,086)

Cash flows from financing activities:
 Issuance of common stock .................               2,070,000
                                                       ------------
Net cash provided by financing activities..               2,070,000

Net decrease in cash ......................               (889,945)

Cash balance, beginning of year ...........               1,545,823
                                                        -----------
Cash balance, end of year .................               $ 655,878
                                                        ===========

Supplemental disclosure of cash flow information:

Cash paid during the year for:

   Interest  ..............................                   None

   Income taxes ...........................                $ 1,600
                                                           =======



       See accompanying independent accounts' audit report and notes to financial statements






                                 Arescom Inc.
                       Note of Financial Statements


1) The Company

Arescom Inc. (the Company) was incorporated in 1996 in the State of California. Its principal business is designing and manufacturing a complete line of inter-networking router equipment for PSTN, ISDN, xDSL and Ethernet environments.
The Company's headquarter is located in Fremont, California.

2) Summary of Accounting Policies

Basis of Accounting
The Company's financial statements are presented using the accrual method of accounting.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Inventories
Inventories are stated at the lower of cost or market with cost determined on a first-in first-out method.

Property and Equipment
Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided by the straight-line method over the estimated useful lives of each asset. Leasehold improvements are amortized on a straight-line basis over the lease term.

Allowance for Bad Debt
Bad debts are provided by the allowance method based on historical experience and management's evaluation of outstanding account receivable. There was no allowance for doubtful account at June 30, 1997.

Income Taxes
The Company's income taxes are accounted for under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", which requires the liability method of accounting.

Uncertainty Due to the Year 2000 Issue
The Year 2000 issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the Year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problem may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 issue may be experienced before, on or after January 1, 2000 and, if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure which could affect a company's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 issue affecting Arescom Inc. including those related to the efforts of customers, suppliers or other third parties will be fully resolved.

3) Lease Commitment

The Company leased its office at Lakeview Boulevard, Fremont, California, from Renco Investment Company. The lease term is five years starting April 1, 1997. Currently, the monthly rental payment is $13,722 and will be increased on each anniversary date. In addition to the monthly base rent, the Company was required to pay for its estimated share of operating and property tax expense. The Company paid $44,596 as security deposit for the lease. The Company also leases an office in San Jose for $5,371 per month. The minimum future lease payments at June 30, 1997 are as follows:

                 Years                Total
              -----------          -----------
                 1998              $  230,832
                 1999                 189,357
                 2000                 180,090
                 2001                 186,915
                 2002                 144,081
                                    ---------
                Total               $ 931,275


4) Retirement Plan

In January 1996, the Company established a qualified cash-or-deferred profit sharing retirement plan under Section 401(k) of the Internal Revenue Code. Under the plan, Qualified full-time employees may defer up to 15% of their compensation, subject to the limits set by the Internal Revenue Code.

5) Subsequent Event

In March 1999, Lotus Pacific, Inc., a public traded company, became the major stockholder of the Company.

In November 1999, the Company relocated to 3541 Gateway Blvd., Fremont.